UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2009 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreement

On August 25, 2009, Nu Skin Enterprises, Inc. (the "Company") executed an amendment (the "Amendment") to the credit agreement dated May 10, 2001 among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as successor administrative agent, as amended (the "Credit Agreement"). The Amendment becomes effective upon the Company entering into similar minimum consolidated net worth covenants with certain of its other lenders. The Amendment extends the termination date of the Credit Agreement to May 10, 2011, decreases the maximum amount available to the Company through letters of credit from $5.0 million to $2.5 million, increases the Company's minimum consolidated net worth covenant and corrects certain typographical errors.

The Amendment is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit.

99.1	Ninth Amendment to Credit Agreement, dated as of August 25, 2009, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA) as successor administrative agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch Wood Ritch Wood Chief Financial Officer

Date:    August 31, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Ninth Amendment to Credit Agreement, dated as of August 25, 2009, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA) as successor administrative agent.